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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                   ----------


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                Date of Report (Date of Earliest Event Reported):
                                 APRIL 14, 1998


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                             DIGITAL RECORDERS, INC.
             (Exact name of registrant as specified in its charter)



   NORTH CAROLINA                    1-13408                     56-1362926
(State of Incorporation)      (Commission File No.)           (I.R.S. Employer
                                                             Identification No.)


                           2300 ENGLERT DRIVE, SUITE B
                          DURHAM, NORTH CAROLINA 27713
                    (Address of principal executive offices)


                                 (919) 361-2155
              (Registrant's telephone number, including area code)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On April 14, 1998, Digital Recorders, Inc. (the "Company") sold its Highway Information Systems ("HIS") business group to Quixote Corporation for $2.8 million in cash plus other consideration of approximately $200,000. Operating revenues from the HIS business group comprised approximately 23% and 19% of the Company's revenues for the three months ended March 31, 1998 and twelve months ended December 31, 1997, respectively. Net proceeds to the Company will be used primarily to reduce bank borrowings under the Company's credit facility. The Company will continue to own and operate its four other business groups.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

             (a)It is impracticable to provide the required financial statements at this time. In accordance with Item 7(a)(1) of Form 8-K, the Company will file the required financial statements as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date on which this report on Form 8-K must be filed.

             (b)It is impracticable to provide the required pro forma financial information at this time. In accordance with Item 7(b)(2) of Form 8-K, the Company will file the required pro forma financial information as an amendment to this Form 8-K as soon as practicable, but not later than 60 days after the date on which this report on Form 8-K must be filed.

             (c)The following exhibits are furnished herewith in accordance with the provisions of Item 601 of Regulation S-K:

                                                                        Reg. S-K
Exhibit No.    Description                                              Item No.
-----------    -----------                                              --------

* 2.3          Asset Purchase Agreement between Quixote Corporation and
               the Company                                                  2

* To be filed by amendment.



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                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            DIGITAL RECORDERS, INC.


Date:  April 29, 1998       By:  /s/ David L. Turney
                                 --------------------------------------------
                                 David L. Turney, Chief Executive Officer

                            By:  /s/  Jonathan E. Kennedy
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                                 Jonathan E. Kennedy, Chief Financial Officer


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